Exhibit A
                                                            Page 1 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                            As of September 30, 2003
                     --------------------------------------
                                 (In Thousands)


Assets

Current Assets:
   Cash and cash equivalents                                $   15,065
   Accounts receivable:
     Customers                                                  70,300
     Other                                                         738
   Prepayments and other                                        18,320
                                                             ---------
                                                               104,423
                                                             ---------

Property, Plant and Equipment                                   13,548
                                                             ---------

Investments:
   Other                                                         1,983
                                                             ---------
                                                                 1,983
                                                             ---------

Deferred Charges:
      Goodwill, net                                             63,136
      Accumulated deferred income taxes assets                   1,232
      Other                                                         62
                                                             ---------
                                                                64,430
                                                             ---------


      Total Assets                                          $  184,384
                                                             =========

                                                            Exhibit A
                                                            Page 2 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                            As of September 30, 2003
                     --------------------------------------
                                 (In Thousands)


Liabilities and Capitalization

Current Liabilities:
   Accounts payable
     Other                                                  $    8,412
     Associated companies                                           33
   Accrued income taxes                                           -
   Other                                                        40,540
                                                             ---------
                                                                48,985
                                                             ---------

Capitalization:
   Common stockholder's equity                                 135,137
   Long-term debt                                                 -
                                                             ---------
                                                               135,137
                                                             ---------

Deferred Credits:
   Other                                                           262
                                                             ---------
                                                                   262
                                                             ---------


      Total Liabilities and Capitalization                  $  184,384
                                                             =========


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                                                            Exhibit A
                                                            Page 3 of 3

                                 MYR GROUP INC.
                  Consolidated Statement of Income (Unaudited)
                 For the Twelve Months Ended September 30, 2003
                 ----------------------------------------------
                                 (In Thousands)


Revenues                                                    $ 447,892
                                                             --------

Expenses:
   Other operation expenses                                   442,850
   Provision for depreciation and amortization                  1,222
                                                            ---------
      Total expenses                                          444,072
                                                            ---------

Income before Taxes                                             3,820

Income Taxes                                                      618
                                                            ---------

Net Income                                                  $   3,202
                                                             ========